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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 17, 2001

                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)


           Delaware               001-05418             41-0617000
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(State or other jurisdiction     (Commission         (I.R.S. Employer
      of incorporation)          File Number)       Identification No.)


         11840 Valley View Road
         Eden Prairie, Minnesota                                55344
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(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (952) 828-4000
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Items 1 - 4.  Not Applicable
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Item 5.  Other Events
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SUPERVALU INC. (the "Company") has revolving credit agreements with various financial institutions which are available for general corporate purposes. On August 17, 2001, the Company amended its $400 million revolving credit agreement, as filed as Exhibit 4.8 hereto. The amended $400 million credit facility has rates tied to LIBOR plus .650 to 1.40 percent and expires in October 2002. Also on August 17, 2001, the Company executed a new 364-day, $300 million revolving credit agreement to replace a similar credit facility that expired on August 17, 2001. The new $300 million credit facility also has rates tied to LIBOR plus .650 to 1.40 percent and expires in August 2002.

         The amended $400 million credit facility and the new $300 million credit facility require that the Company comply with certain financial and other covenants, including interest expense coverage, leverage and asset coverage ratios. In addition, if the Company's long-term senior unsecured debt rating is reduced to BB+ or below by Standard & Poor's or to Ba1 or below by Moody's Investors Service, borrowings under these facilities will automatically become secured by certain assets of the Company and certain of its subsidiaries and guaranteed by certain subsidiaries of the Company.

Item 7.  Exhibits
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       Exhibit No.                           Description
       -----------                           -----------

           4.8 Form of Credit Agreement, dated as of October 8, 1997, as amended and restated as of August 17, 2001, among the Registrant, the Lenders named therein, The Chase Manhattan Bank, as Agent, and Bank One, NA, as Syndication Agent.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 17, 2001

                                        SUPERVALU INC.


                                        By: /s/ Pamela K. Knous
                                            -----------------------------------
                                            Pamela K. Knous
                                            Vice President and Chief
                                               Financial Officer
                                            (Authorized Officer of Registrant)

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                                  EXHIBIT INDEX


       Exhibit No.                           Description
       -----------                           -----------

           4.8 Form of Credit Agreement, dated as of October 8, 1997, as amended and restated as of August 17, 2001, among the Registrant, the Lenders named therein, The Chase Manhattan Bank, as Agent, and Bank One, NA, as Syndication Agent.

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